Exhibit 16.1

December 21, 2006

Securities and Exchange Commission

100 F Street N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Cellegy Pharmaceuticals , Inc. (copy attached), which we understand will be filed with the Securities Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Cellegy Pharmaceuticals, Inc. dated December 21, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP